Exhibit 99.1

Contacts: James E. Braun, Chief Financial Officer MRC Global Inc. Jim.Braun@mrcpvf.com 832-308-2845

Ken Dennard, Managing Partner
FOR IMMEDIATE RELEASE	DRG&L
ksdennard@drg-l.com
713-529-6600

MRC GLOBAL INC. ANNOUNCES FOURTH QUARTER AND YEAR-END 2012 EARNINGS

RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON – JANUARY 3, 2013 – MRC Global Inc. (NYSE:MRC) announced today that it will release its fourth quarter and year-end 2012 results on Thursday, February 21, 2013 after the market closes. In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, for Friday, February 22, 2013 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:	MRC Global Fourth Quarter 2012 Earnings Conference Call

When:	Friday, February 22, 2013 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:	Live via phone – By dialing 480-629-9835 and asking for the
MRC Global call at least 10 minutes prior to the start time, or
Live over the Internet – By logging onto the web at the address below

Where:	http://www.mrcpvf.com

For those who cannot listen to the live call, a replay will be available through March 8, 2013 and may be accessed by dialing (303) 590-3030 and using pass code 4587192#. Also, an archive of the webcast will be available shortly after the call at www.mrcpvf.com for 90 days.

About MRC Global Inc. – Global Supplier of Choice®

Headquartered in Houston, Texas, MRC, a Fortune 500 company, is the largest global distributor of pipe, valve, and fittings (PVF) and related products and services to the energy industry, based on sales, and supplies these products and services across each of the upstream, midstream and downstream sectors. More information on MRC can be found on our website at www.mrcpvf.com.

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